UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 19, 2022

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	902 Broadway, Floor 20 New York, New York, USA 10010 (212) 821-0100

(Address of principal executive offices, zip code, telephone numbers)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IMAX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2022, IMAX Corporation (the “Company”) and Richard L. Gelfond, the Company’s Chief Executive Officer, entered into a second amendment (the “Amendment”) to Mr. Gelfond’s existing employment agreement with the Company dated November 8, 2016, first amended effective January 1, 2020. The Amendment, which is effective as of January 1, 2023, extends the term of the existing employment agreement to December 31, 2025 and the Company’s commitment to make annual equity award grants to Mr. Gelfond into January of each of 2023, 2024, and 2025. Mr. Gelfond’s compensation and severance terms, including those related to the equity awards, remain the same as those previously disclosed by the Company, except that Mr. Gelfond’s right to severance upon a termination of employment (i) by the Company without cause or (ii) by Mr. Gelfond for good reason, applies to any such termination occurring prior to December 31, 2025. All other material terms and conditions of the existing employment agreement remain the same.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: September 19, 2022	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer and Senior Executive Vice President

	By:	/s/ Kenneth I. Weissman
	Name:	Kenneth I. Weissman
	Title:	Deputy General Counsel & Corporate Secretary, Legal and Business Affairs